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Exhibit 21.1

                           SUBSIDIARIES OF THE COMPANY

                                                                        State of
                             Name of Subsidiary                 Incorporation
                   ----------------------------------------    -----------------

             1     Schlotzsky's Real Estate, Inc.                   Texas
             2     Schlotzsky's Restaurants, Inc.                   Texas
             3     Schlotzsky's Brands, Inc.                        Texas
             4     SGC Construction  Corp.                          Texas
             5     DFW Restaurant Transfer Corp.                    Texas
             6     56th & 6th, Inc.                                 Texas
             7     SREI Turnkey Development, L.L.C.                 Texas
             8     Schlotzsky's Brands I, L.L.C.                   Delaware
             9     Schlotzsky's Brand Products, L.P.                Texas
            10     RAD Acquisition Corp.                            Texas